EXHIBIT 4.1

COMMON STOCK	COMMON STOCK

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

See Reverse For Certain Definitions	CUSIP 293850 10 3

THIS CERTIFIES THAT	is the owner and registered holder of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF $0.10 PAR VALUE OF

ENTRX CORPORATION

transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and Registrar.

     WITNESS the facsimile signatures of its duly authorized officers.

Dated:

/s/ Brian Niebur	/s/ Wayne W. Mills
SECRETARY	PRESIDENT

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER
& TRUST COMPANY
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

     “The Corporation is authorized to issue 5,000,000 shares of $1.00 par value preferred stock, and, by resolution of the board of directors, to designate and issue one or more series of the preferred stock, and to designate the relative rights, powers, preferences, qualifications, limitations and restrictions (referred to as the “Terms”) thereof. The Corporation will furnish, without charge to any shareholders who so request, the Terms of each series of preferred stock designated.”

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT —	Custodian

				(Cust)	(Minor)
TEN ENT	—	as tenants by the entireties		under Uniform Transfers to Minors

JT TEN	—	as joint tenants with right of survivorship and not as tenants in common		Act

(State)
Additional abbreviations may also be used though not in the above list.

     For value received           hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

Shares

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney

to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE GUARANTEED BY: